                      THIRD AMENDMENT AND WAIVER AGREEMENT
                      ------------------------------------
         MULTI-COLOR CORPORATION, an Ohio corporation (the "Company"), PNC BANK, OHIO, NATIONAL ASSOCIATION and STAR BANK, NATIONAL ASSOCIATION (each individually a "Lender" and collectively the "Lenders") and PNC BANK, OHIO, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), hereby agree as follows effective as of October 31, 1996 ("Effective Date"):

         1.       RECITALS.

                  1.1 On February 23, 1996 the Company, the Lenders and the Agent entered into an Amended and Restated Credit, Reimbursement and Security Agreement, as amended by that First Amendment and Waiver Agreement dated as of May 2, 1996 and as further amended by that Second Amendment Agreement dated as of August 21, 1996, which Amended and Restated Credit, Reimbursement and Security Agreement amended and fully restated a Credit, Reimbursement and Security Agreement dated as of July 15, 1994 (as amended and restated, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement.

                  1.2 The Company has requested that the Lenders waive certain provisions of the Credit Agreement and amend the Credit Agreement as provided herein and the Lenders are willing to do so subject to and in accordance with the terms of this Third Amendment and Waiver Agreement (the "Third Amendment").

         2. WAIVERS. The Lenders hereby waive any default or Event of Default under Section 10.13 (Investments, Loans and Advances) and Section 10.16 (Acquisitions) of the Credit Agreement caused by the joint venture by the Company with Think Laboratories Co, LTD via the formation of Laser Graphic Systems, Incorporated ("Laser Graphics"), of which the Company is to be an 80% shareholder. Notwithstanding the foregoing, such waivers will not be deemed to be a consent or waiver by Lenders to any capital contribution, loan or transfer of assets by the Company to Laser Graphics other than the payment by the Company of an amount not in excess of $2000 for its subscription for the stock of Laser Graphics.

         3.       AMENDMENT.

                  3.1 Section 10.2 of the Credit Agreement is amended to provide as follows:

                           10.2 LEASES. Enter into or permit to remain in effect any rental or lease agreement for real or personal property whose term (including renewal options) exceeds five (5) years or if aggregate annual rental payments under all lease agreements for real and personal property on an annual basis would exceed $600,000. Rental or lease agreements with a term in excess of 5 years entered into prior to October 31, 1996 will not be deemed to cause a violation of this covenant with respect to limits on the term of leases but will be counted in computing the annual payment limit of this covenant.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. To induce the Lenders and the Agent to enter into this Third Amendment, the Company represents and warrants as follows:

                  4.1 The representations and warranties of the Company contained in Section 8 of the Credit Agreement are deemed to have been made again on and as of the date of execution of this Third Amendment and are true and correct as of the date of the execution of this Third Amendment.

                  4.2 No Event of Default (as such term is defined in Section 11 of the Credit Agreement) or event or condition which with the lapse of time or giving of notice or both would constitute an Event of Default exists on the date hereof.

                  4.3 The person executing this Third Amendment is a duly elected and acting officer of the Company and is duly authorized by the Board of Directors of the Company to execute and deliver this Third Amendment on behalf of the Company.

         5. CLAIMS AND RELEASE OF CLAIMS BY THE COMPANY. The Company represents and warrants that the Company does not have any claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against the Lenders or the Agent, their respective direct or indirect parent corporations or any direct or indirect affiliates of such parent corporation, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the successors or assigns of any of them (collectively, "Lender Parties") that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to the Lenders and the Agent to enter into this Third Amendment, the Company on behalf of itself, and all of its successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Credit Agreement or any documents executed in connection with the Credit Agreement or which was related to or connected in any manner, directly or indirectly to the Notes or Letter of Credit.

         6.       CONDITIONS.   The Lenders' and Agent's obligations pursuant
to this Third Amendment are subject to the following conditions:

                  6.1 The Agent shall have been furnished copies, certified by the Secretary or assistant Secretary of the Company, of resolutions of the Board of Directors of the Company authorizing the execution of this Third Amendment and all other documents executed in connection herewith.

                  6.2  The representations and warranties of the Company in
Section 4, above, shall be true.

                  6.3 The Company shall pay all expenses and attorneys fees incurred by the Lender in connection with the preparation, execution and delivery of this Third Amendment and related documents.

         7.       GENERAL.

                  7.1 The waivers set forth in Section 2, above, will relate only to the specific matters covered by such Sections and will extend only for the limited time period set forth therein. In no event will the Lenders and the Agent be under any obligation to provide additional waivers or enter into any amendments to the Credit Agreement with regard to those items or any other provision of the Credit Agreement.

                  7.2 Except as expressly modified herein, the Credit Agreement, as amended, is and remains in full force and effect.

                  7.3 Except as specifically provided in Section 2, nothing contained herein will be construed as waiving any Default or Event of Default under the Credit Agreement or will affect or impair any right, power or remedy of the Lenders or the Agent under or with respect to the Credit Agreement, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to the Credit Agreement.

                  7.4 This Third Amendment will be binding upon and inure to the benefit of the Company, the Lenders and the Agent and their successors and assigns.

                  7.5 All representations, warranties and covenants made by the Company herein will survive the execution and delivery of this Third Amendment.

                  7.6 This Third Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

                  7.7 This Third Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.


         Executed as of the Effective Date.

                                                     MULTI-COLOR CORPORATION,
                                                     as Company

                                                     By:________________________
                                                     Print Name:________________
                                                     Title:_____________________

                                      PNC BANK, OHIO,
                                        NATIONAL ASSOCIATION,
                                        on its own behalf as Lender and as Agent

                                      By:_______________________________________
                                      Print Name:_______________________________
                                      Title:____________________________________

                                      STAR BANK,
                                        NATIONAL ASSOCIATION,
                                        as Lender

                                      By:_______________________________________
                                      Print Name:_______________________________
                                      Title:____________________________________

                          CERTIFICATE OF THE SECRETARY
                          ----------------------------
                                       OF
                                       --
                             MULTI-COLOR CORPORATION
                             -----------------------

         The undersigned, Secretary of Multi-Color Corporation ("Corporation") hereby certifies to PNC Bank, Ohio, National Association, as Agent, as follows:

         1. The following Resolution was duly adopted and is a binding resolution of the Corporation:

                           RESOLVED, that the Corporation enter into an
                  amendment to the Amended and Restated Credit, Reimbursement and Security Agreement ("Credit Agreement") by and between the Corporation and PNC Bank, Ohio, National Association, as Agent and Lender and Star Bank, National Association, as Lender, dated February 23, 1996, as amended, to (i) amend and waive certain provisions of the Credit Agreement, and (ii) release any claims the Corporation may have against the Lenders or the Agent and certain other persons and/or entities, and that the President or any Vice President, or any one of them, be and they each hereby are, authorized to execute any and all documents to effect the same, which documents shall contain such terms, conditions, waivers, releases or other agreements as any one of such officers in his or her sole discretion deems appropriate.

         2. The following is a complete and accurate list of the Officers of the Corporation as of this date:

         President...................            -------------------------------

         Vice President..............            -------------------------------

         Vice President..............            -------------------------------

         Vice President..............            -------------------------------

         Secretary...................            -------------------------------

         Chief Financial Officer.....            -------------------------------

                                                 -------------------------------
                                                           Secretary